UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

American National Bankshares Inc. (the “Company”) held a special meeting of shareholders on March 19, 2019.  There were 8,739,509 shares of the Company’s common stock entitled to vote at the special meeting, of which 6,368,238 shares were represented by proxy (no shares were voted in person). At the special meeting, the Company’s shareholders approved the merger of HomeTown Bankshares Corporation (“HomeTown”) with and into the Company in accordance with the Agreement and Plan of Reorganization, dated as of October 1, 2018, between the Company and HomeTown, and a related Plan of Merger.

The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,311,547	25,586	31,105	—

In connection with the special meeting, the Company also solicited proxies with respect to a proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies. The adjournment proposal was unnecessary in light of the approval by the Company’s shareholders of the Company’s merger proposal and was not submitted to the Company’s shareholders for approval at the special meeting.

Item 8.01 Other Events

On March 20, 2019, the Company and HomeTown issued a joint press release announcing that the shareholders of both companies approved the previously announced merger of HomeTown with and into the Company at their respective special shareholder meetings held March 19, 2019. The joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1 News Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2019    /s/ William W. Traynham
Executive Vice President and Chief Financial Officer